-------------------------
                                                       |          FILED
                                                       | JAMES J. WALDRON, CLERK
                                                       |       MAY 1 1996
                                                       |  US BANKRUPTCY COURT
                                                       |       NEWARK, NJ
                                                       -------------------------

LARRY LESNICK, ESQ.
RAVIN GREENBERG & MARKS, P.A.
101 EISENHOWER PARKWAY
ROSELAND, NEW JERSEY 07068
(201) 226-1500
ATTORNEYS FOR THE TRUSTEE


                                          HONORABLE WILLIAM F. TUOHEY
                                          UNITED STATES BANKRUPTCY COURT
                                          FOR THE DISTRICT OF NEW JERSEY
                                          CASE NO. 89-03936 WFT
IN THE MATTER OF                    }
                                    }
PEOPLE RIDESHARING SYSTEMS, INC.,   }           CHAPTER 7
                                    }
            DEBTOR,                 }           HEARING DATE:  APRIL 30, 1998
                                    }
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                ORDER APPROVING SALE OF DEBTOR'S REMAINING ASSETS
                        PURSUANT TO 11 U.S.O. SECTION 363

      This matter having been brought before the court on the motion of Carmen
J. Maggio, Trustee, for an order seeking authorization to sell all of the Debtor's remaining assets to Michael O'Shea pursuant to 11 U.S.C. Section 363, and the court having determined that adequate notice of such application has been provided, the court having considered all pleadings filed in support of such application as well as the argument of counsel, the court having considered all pleadings filed in opposition to the requested relief and the argument of any such objecting party, and the court having further considered the appropriate statutory provisions and rules regarding a sale of assets and the issuance of securities to creditors by a Trustee, and after hearing the arguments of counsel for Interested parties, if any; and for good cause shown:

      It is on this 1s day of May, 1996:

      ORDERED that the Trustee be and hereby is authorized to sell all of the Debtor's remaining assets to Michael O'Shea for a cash payment of $7,500, and it is further;

      ORDERED that as a condition of this order authorizing the Debtor's sale of assets to Michael O'Shea the Trustee be and hereby is authorized to cause the Debtor either directly or through Michael O'Shea to issue shares of common stock of the Debtor and its subsidiaries to the Debtor's creditors and stockholders in accordance with the provisions of Section 3(a)(10) of the Securities Act of 1933, as amended, in the following amounts or percentages:

      (i) 10% of the shares of any merged companies in which the Debtor or any of its subsidiaries is a merged party shall be issued to the Debtor's creditors.

      (ii) 5% of the shares of any merged companies in which the Debtor or any of its subsidiaries is a merged party shall be issued to the Debtor's equity interest holders.


                                    /s/   William F. Tuohey
                                    --------------------------------------
                                    HONORABLE WILLIAM F. TUOHEY
                                    UNITED STATES BANKRUPTCY JUDGE


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